As filed with the Securities and Exchange Commission on June 13, 1997 Registration No. 333-____________
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549
                   ----------------------------------------------------
                                         FORM S-8
                                  REGISTRATION STATEMENT
                                          Under
                                THE SECURITIES ACT OF 1933

                   ----------------------------------------------------

                                 BIOMUNE SYSTEMS, INC.
                  (Exact name of registrant as specified in its charter)

      Nevada                              0-11472                          87-0380088
(State or other jurisdiction       (Commission file number)          (I.R.S. Employer
of incorporation or organization)                                    Identification No.)

                                 2401 South Foothill Drive
                             Salt Lake City, Utah 84109-1405
                         (Address of Principal Executive Offices)

           BIOMUNE SYSTEMS, INC. CONSULTANT AND EMPLOYEE COMPENSATION SHARES
                                (Full title of the plan)
                     --------------------------------------------------
                         David G. Derrick, Chief Executive Officer
                                   Biomune Systems, Inc.
                                2401 South Foothill Drive
                            Salt Lake City, Utah  84109-1405
                                Telephone:  (801) 466-3441
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

================================================================================================
                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                                        Proposed Maximum    Proposed Maximum
Title of Securities  Amount To Be       Offering Price Per  Aggregate Offering  Amount of
To Be Registered     Registered         Share(1)            Price(1)            Registration Fee
------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value    1,272,000 shares   $.53125             $675,750            $204.77
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the final bid and ask prices for Biomune Systems, Inc. Common Stock as quoted on the NASDAQ SmallCap Market(sm) on June 9, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997.

          (c) The Company's Form S-8 Registration Statement, Registration No. 333-18157, filed with the Securities and Exchange Commission on December 19, 1996.

          (d) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, on January 12, 1984.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the Securities and Exchange Commission but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.     Indemnification of Directors and Officers.

      Article VII of the Company's Articles of Incorporation, as amended, and Sections 4.15, 4.16 and 4.17 of the Company's Bylaws, provide for mandatory indemnification of the Company's directors and officers, and for discretionary indemnification of the Company's officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the Articles of Incorporation and the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Articles of Incorporation. In addition, the Articles of Incorporation and the Bylaws of the Company provide for the mandatory payment of expenses of directors and officers in defending any action, suit or proceeding in advance of final disposition of such action, suit, proceeding, etc., provided such person shall sign an undertaking to repay such expenses following final determination to the extent the person is not entitled to be indemnified by the Company under Nevada law. See the above-referenced sections of the Articles of Incorporation and Bylaws of the Company which contain the full terms and conditions relevant to such indemnification and which by this reference are incorporated in and made a part of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 8.     Exhibits

     The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.              Description
-----------       -------------------------------------------
5.1               Opinion of Durham, Evans, Jones & Pinegar, P.C. (including consent)

10.1              Agreement with Allan H. Barker

10.2              Agreement with Joy M. Erickson

10.3              Agreement with Larry Horowitz

10.4              Agreement with Adam Kristcher

23.1              Consent of Arthur Andersen LLP

23.2 Consent of Durham, Evans, Jones & Pinegar, P.C. (included in Exhibit 5.1 above)

Item 9.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on June 12, 1997.

                                    BIOMUNE SYSTEMS, INC. (Registrant)

                                    By: /s/ David G. Derrick
                                    ----------------------------------
                                    David G. Derrick
                                    Its: President and Chief Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint David G. Derrick as attorney-in-fact in his name, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorney-in-fact may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registrati on Statement has been signed below by the following persons in the capacities and on the dates indicated:

       SIGNATURE                       TITLE                        DATE
------------------------   -----------------------------------  -------------
/s/ David G. Derrick       President, Chief Executive Officer,  June 12, 1997
------------------------      Chairman of the Board and
David G. Derrick              Director (Principal Executive
                              Officer)

/s/ Milton G. Adair        Director                             June 12, 1997
------------------------
Milton G. Adair

/s/ Michael G. Acton       Chief Financial Officer              June 12, 1997
------------------------      (Principal Financial and
Michael G. Acton              Accounting Officer)

/s/ Aaron Gold             Director                             June 12, 1997
------------------------
Aaron Gold

/s/ Charles J. Quantz      Director                             June 12, 1997
------------------------
Charles J. Quantz

/s/ Thomas Q. Garvey, III  Director                             June 10, 1997
-------------------------
Thomas Q. Garvey, III

/s/ Christopher D. Illick  Director                             June 12, 1997
-------------------------
Christopher D. Illick











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